                                                                     EXHIBIT 4.2

                    PANOLAM INDUSTRIES INTERNATIONAL, INC.
                                  (as Issuer)

                              PANOLAM GROUP, INC.
                               PII SECOND, INC.
                           PANOLAM INDUSTRIES, INC.
                              (each a Guarantor)

                                 $135,000,000

             11 1/2 % Series A Senior Subordinated Notes due 2009

                              Purchase Agreement

                               February 10, 1999


                         PIONEER PLASTICS CORPORATION
         (a Subsidiary Guarantor party hereto as of February 18, 1999)



                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION
                    CREDIT SUISSE FIRST BOSTON CORPORATION

                                 $135,000,000

             11 1/2 % Series A Senior Subordinated Notes due 2009

                   of PANOLAM INDUSTRIES INTERNATIONAL, INC.

                              PURCHASE AGREEMENT



February 10, 1999


DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON CORPORATION
c/o Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

          PANOLAM INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Donaldson, Lufkin & Jenrette
--------
Securities Corporation ("DLJ") and Credit Suisse First Boston Corporation (each,
                         ---
an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS") an aggregate
    -----------------                          ------------------
of $135,000,000 in principal amount of its 11 1/2 % Series A Senior Subordinated Notes due 2009 (the "SERIES A NOTES"), subject to the terms and conditions set
                     --------------
forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined
                   ---------
below), among the Company, the Guarantors (as defined below) and State Street Bank and Trust Company, as trustee (the "TRUSTEE"). The Series A Notes and the
                                         -------
Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." The Notes will be fully and unconditionally
                           -----
guaranteed (the "GUARANTEES") as to payment of principal, interest, premium, if
                 ----------
any, and Liquidated Damages (as defined in the Indenture), if any, on an unsecured senior subordinated basis, jointly and severally, by each of the entities listed on Schedule A hereto (each, a "SUBSIDIARY GUARANTOR," and
                                               --------------------
collectively the "SUBSIDIARY GUARANTORS") and by each of the entities listed on
                  ---------------------
Schedule B hereto (the "PARENT GUARAN-
                        --------------

TORS" and, together with the Subsidiary Guarantors, each a "GUARANTOR," and
----                                                        ---------
collectively the "GUARANTORS") and certain of the Company's future subsidiaries
                  ----------
as more fully set forth in the Indenture. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

          Pursuant to the terms of a Stock Purchase Agreement (the "ACQUISITION
                                                                    -----------
AGREEMENT") dated as of July 17, 1998 and as amended on September 11, 1998,
---------
October 16, 1998 and November 30, 1998, between Rugby USA, Inc., a Georgia corporation ("RUGBY") and the Company, the Company will purchase (the "ACQUISI-
              -----                                                    -------
TION") all of the equity securities of Pioneer Plastics Corporation, a Delaware
----
corporation ("PIONEER").  Upon consummation of the Acquisition, Pioneer will
              -------
become a wholly owned direct subsidiary of the Company and a Subsidiary Guarantor hereunder. In connection with the Acquisition: (i) the shareholders of Panolam Industries Holdings, Inc., a Delaware corporation ("HOLDINGS") will
                                                            --------
purchase shares of Class A Common Stock, par value $0.01 per share, of Holdings for an aggregate purchase price of $5,000,000, the proceeds of which shall be contributed to the Qualified Capital Stock (as defined in the Indenture) of the Company on the Closing Date (collectively, the "CAPITAL CONTRIBUTION"); and (ii)
                                                --------------------
the Company and the guarantors thereunder will enter into a syndicated senior secured credit agreement (the "CREDIT AGREEMENT") and Panolam Industries Ltd., a
                               ----------------
Canadian corporation (the "CANADIAN SUBSIDIARY") and the guarantors thereunder
                           -------------------
will enter into a syndicated senior secured credit agreement (the "CANADIAN
                                                                   --------
CREDIT AGREEMENT" and, together with the Credit Agreement, the "NEW CREDIT
----------------                                                ----------
AGREEMENTS").  The New Credit Agreements shall provide for term loan facilities
----------
in an aggregate principal amount of $105.0 million and revolving credit facilities in an aggregate principal amount of $35.0 million. Concurrently with the closing of the Acquisition, the Company and the Canadian Subsidiary, as applicable, will borrow the full amount under the term loan facilities of the New Credit Agreements (the "INITIAL BORROWINGS") and the Company will issue the
                            ------------------
Series A Notes. The Company will apply the proceeds of the offering of the Series A Notes, the Initial Borrowings and the Capital Contribution to (i) pay the purchase price in connection with the Acquisition on the Closing Date, (ii) repay all outstanding indebtedness under the Existing Credit Facilities (as defined in the Offering Memorandum (as defined below)) on the Closing Date,
(iii) pay the fees and expenses in connection with the offering of the Series A Notes, the Acquisition, the New Credit Agreements and the Capital Contribution, and (iv) for general corporate purposes, all as set forth in the Offering Memorandum.

          The Acquisition, the Capital Contribution, the offering of the Series A Notes, the execution of the New Credit Agreements and the Initial Borrowings thereunder, and the application of the proceeds from the Capital Contribution, the Initial Borrowings and the issuance of the Series A Notes, as indicated in the preceding paragraph, are referred to collectively herein as the "TRANSACTIONS". All agreements, representations and warranties of the Company
-------------
set forth in this agreement are made as of the date of this Agreement but after giving pro forma effect to the Transactions.

          Unless the context otherwise requires, the term "SUBSIDIARIES" shall
                                                           ------------
be deemed to include all subsidiaries of the Company assuming and after giving effect to consummation of the Acquisition. As of any time of determination, the term "PANOLAM PARTIES" shall mean the Company and each Guarantor party to this
      ---------------
Agreement at such time. Upon consummation of the Acquisition on the Closing Date, each of Pioneer and its subsidiaries, if any, shall execute a signature page to this Agreement and shall become a Subsidiary Guarantor party hereto and a Panolam Party hereunder. All references to "the Company, the Guarantors and their respective subsidiaries" shall be without duplication of any of them and shall include Pioneer and its subsidiaries, if any.

          1.   OFFERING MEMORANDUM.  The Series A Notes will be offered and sold
               -------------------
to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company and the Guarantors have prepared a preliminary offering
 ---
memorandum, dated January 6, 1999 and a supplement thereto, dated February 9, 1999 (collectively, the "PRELIMINARY OFFERING MEMORANDUM") and a final offering
                         -------------------------------
memorandum, dated February 10, 1999  (the "OFFERING MEMORANDUM"), relating to
                                           -------------------
the Series A Notes and the Guarantees.

          Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend; provided, that if the Initial Purchasers or their counsel shall notify the Company in writing that Exempt Resales were made to Accredited Institutions (as defined below), the Offering Memorandum and the following legend will be changed and/or supplemented to reflect such Exempt Resales:

     "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE

     UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

          (1) REPRESENTS THAT, IN CONNECTION WITH EXEMPT RESALES OF THE NOTES BY DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION AND CREDIT SUISSE FIRST BOSTON CORPORATION (THE "INITIAL PURCHASERS"), (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

          (2) AGREES THAT, IN CONNECTION WITH RESALES AND TRANSFERS OF THE NOTES OTHER THAN EXEMPT RESALES OF THE NOTES BY THE INITIAL PURCHASERS, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1), (2),
     (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL

     ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

          (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S. PERSON" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATIONS UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

          2.   AGREEMENTS TO SELL AND PURCHASE.  On the basis of the
               -------------------------------
representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amounts of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule C hereto at a purchase price equal to 97.0 % of the principal amount thereof (the "PURCHASE PRICE").
              --------------

          3.   TERMS OF OFFERING.  The Initial Purchasers have advised the
               -----------------
Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of
                                                           --------------
the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS"), (ii) if the Initial Purchasers so notify
                             ----
the Company, institutional "accredited investors," as defined in Rule
501(a)(1), (2), (3) or (7) under the Act, that make certain representations to and agreement with the Company (each an "ACCREDITED INSTITUTION"), and (iii) to
                                         ----------------------
persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER")
                                                   ----------------------
(such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Series A
        -------------------
Notes to Eligible Purchasers initially at a price equal to 100.0 % of the principal amount thereof. Such price may be changed at any time without notice.

          Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in
 -----------------------------
substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration
            ------------------------------
Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a
                 ----------
registration statement under the Act (the "EXCHANGE OFFER REGISTRATION
                                           ---------------------------
STATEMENT") relating to the Company's 11 1/2 % Series B Senior Subordinated
---------
Notes due 2009 (the "SERIES B NOTES"), to be offered in exchange for the Series
                     --------------
A Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and
                                                          --------------
the Guarantees by the Guarantors thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and,
                                         ----------------------------
together with the Exchange Offer Registration Statement, the "REGISTRATION
                                                              ------------
STATEMENTS") relating to the resale by certain holders of the Series A Notes and
----------
to use their best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer.

          This Agreement, the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Acquisition Agreement and the New Credit Agreements are hereinafter sometimes referred to collectively as the "OPERATIVE
                                                                      ---------
DOCUMENTS."
---------

          4.   DELIVERY AND PAYMENT.
               --------------------

          (1) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, 919 Third Avenue, New York, New York 10022, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on February 18, 1999, or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Company in writing. The time and date of such delivery and the payment for the Series A Notes are herein called the "CLOSING DATE."
                                      ------------

          (a) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate
  ---
principal amount of the Series A Notes (collectively, the "GLOBAL NOTE"), shall
                                                           -----------
be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

          5.  AGREEMENTS OF THE PANOLAM PARTIES.  Each of the Panolam Parties
              ---------------------------------
hereby agrees with the Initial Purchasers as follows:

          (1) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Panolam Parties shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Panolam Parties shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (2) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in Section 7 hereof, the Panolam Parties consent to the use of the Preliminary Offering Memorandum and the Offering

Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

          (3) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales.

          (4) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

          (5) Prior to the sale of all Series A Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions in the United States as the Initial Purchasers may request and such other jurisdictions as the Initial Purchasers may reasonably request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that no Panolam Party shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

          (6) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company, the Guarantors and their respective subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the reporting entity's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (7) So long as the Notes are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company or any of the Guarantors to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors is listed and such other publicly available information concerning the Company, the Guarantors and/or their respective subsidiaries published, issued, created or filed by the Company, the Guarantors or their respective subsidiaries as the Initial Purchasers may reasonably request.

          (8) So long as any of the Series A Notes remain outstanding and during any period in which the Company and the Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE
                                                                  ---------
ACT"), to make available to any holder of Series A Notes in connection with any
---
sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("RULE 144A INFORMATION") required by Rule 144A(d)(4)
                          ---------------------
under the Act.

          (9) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including: (i) the fees, disbursements and ex-penses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes and the Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Series A Notes and the Guarantees, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System -PORTAL ("PORTAL"), (vii) the fees and
  ----                                        ------
expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Guarantees, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section.

          (10) To use its best efforts to effect the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

          (11) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (12) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Notes and the Guarantees (other than (i) the Notes and the Guarantees, (ii) commercial paper issued in the ordinary course of business and (iii) the Initial Borrowings), without the prior written consent of the Initial Purchasers, which consent shall not be unreasonably withheld.

          (13) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

          (14) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Guarantees.

          (15) To cause the Exchange Offer to be made in the appropriate form to permit Series B Notes and Guarantees thereof by the Guarantors registered pursuant to the Act to be offered in exchange for the Series A Notes and the Guarantees thereof and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (16) To comply with all of its agreements set forth in the Registration Rights Agreement.

          (17) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Guarantees .

          (18) If at any time after the date hereof the Company shall designate any Melamine Subsidiary (as defined below) as a "Subsidiary" under the Indenture, such Melamine Subsidiary shall (i) become a Subsidiary Guarantor under the Indenture as required by the covenant "Subsidiary Guarantors" contained in Section 4.16 therein, (ii) duly and validly execute this Agreement and assume all of the rights and obligations as a Panolam Party and Subsidiary Guarantor hereunder and (iii) deliver to the Initial Purchasers a counterpart signature page to this Agreement executed by such Melamine Subsidiary as a party hereto.

          6.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PANOLAM
                ---------------------------------------------------------
PARTIES. As of the date hereof, each Panolam Party represents and warrants to, and agrees with, the Initial Purchasers that:

          (1) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. The parties hereto acknowledge that for purposes of this Agreement, including this Section 6(a) and
Section 8 hereof, the only information furnished to the Company and the Guarantors in writing by the Initial Purchasers expressly for use in the Offering Memorandum is the information set forth (i) on the cover page of the Offering Memorandum with respect to the price of the Notes, (ii) the first paragraph on page (i) of the Offering Memorandum, concerning stabilization by the Initial Purchasers, and (iii) the third, eighth, ninth, eleventh and twelfth paragraphs under the caption "Plan of Distribution" concerning offering the Notes for resale by the Initial Purchasers, market-making by the Initial Purchasers, stabilization by the Initial Purchasers, the affiliation of the Initial Purchasers and their affiliates with the Company and its affiliates and certain other matters. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

          (2) Each of the Company, the Guarantors and their respective subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not (x) have a material adverse effect on the business, prospects, financial condition or results of operations of the Company, the Subsidiary Guarantors and their respective subsidiaries, taken as a whole, (y) adversely affect the ability of the Company and the Guarantors to issue the Notes or the Guarantees or (z) adversely affect the validity of this Agreement or the other Operative
Documents or otherwise adversely affect the consummation of any of the Transactions (any of the events set forth in clauses (x), (y) or (z), a "MATERIAL ADVERSE EFFECT").
 -----------------------

          (3) All outstanding shares of capital stock of Holdings, the Company, the Guarantors and their respective subsidiaries have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive similar rights, except as described in the Offering Memorandum.

          (4) The entities listed on Schedule D hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries are owned directly or indirectly by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN"), other than the
                                                        ----
pledge of such shares to secure the obligations under the New Credit Agreements. All of the outstanding shares of capital stock of the Company are owned directly by PII Second, Inc., a Delaware corporation ("PII SECOND"), free and clear of
                                              ----------
any Lien, other than the pledge of such shares to secure the obligations under the New Credit Agreements. All of the outstanding shares of capital stock of PII Second are owned directly by Panolam Group, Inc., a Delaware corporation "PANOLAM"), free and clear of any Lien, other than the pledge of such shares to
---------
secure the obligations under the New Credit Agreements. All of the outstanding shares of capital stock of Panolam are owned directly by Holdings free and clear of any Lien, other than the pledge of such shares to secure the obligations under the New Credit Agreements.

          (5) Except as disclosed in the Offering Memorandum, and after giving effect to the Transactions, there are not outstanding (i) securities or obliga-tions of Holdings or any of its subsidiaries convertible into or exchangeable for any capital stock of Holdings or any of its subsidiaries, (ii) warrants, right or options to subscribe for or purchase from Holdings or any of its subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of Holdings or any of its subsidiaries to issue any share of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options, other than with respect to 6,250 shares of Class A Common Stock of Holdings that may be issued in connection with the Capital Contribution.

          (6) This Agreement has been duly authorized and validly executed and delivered by each Panolam Party, and, on the Closing Date, will have been duly authorized and validly executed and delivered by Pioneer and its subsidiaries, if any.

          (7) The Indenture has been duly authorized by each Panolam Party and, on the Closing Date, will have been duly authorized by Pioneer and its subsidiaries, if any, and will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors, and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law). On the Closing Date, the Indenture will conform in all material respect s to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of
              ---      -------------------
the Commission applicable to an indenture which is qualified thereunder.

          (8) The Series A Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law). On the Closing Date, the Series A Notes will conform in all material respects to the description of the Series A Notes contained in the Offering Memorandum.

          (9) The Series B Notes have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law).

          (10) The Guarantee to be endorsed on the Series A Notes by each Guarantor has been duly authorized by each such Guarantor other than Pioneer and, on the Closing Date, will have been duly authorized by Pioneer and its subsidiaries, if any, and will have been executed and delivered by each Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and
(ii) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law). On the Closing Date, the Guarantees to be endorsed on the Series A Notes will conform in all material respects to the description of the Guarantees to be endorsed on the Series A Notes contained in the Offering Memorandum.

          (11) The Guarantee to be endorsed on the Series B Notes by each Guarantor has been duly authorized by each such Guarantor other than Pioneer and, on the Closing Date, will have been duly authorized by Pioneer and its subsidiaries, and, when issued, will have been duly executed and delivered by each Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such

Guarantor in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law).

          (l2) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors other than Pioneer and, on the Closing Date, will have been duly authorized by Pioneer and its subsidiaries, if any, and will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered by the Company and the Guarantors, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except as the enforceability thereof may be limited by
(i) bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law), and any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description of the Registration Rights Agreement contained in the Offering Memorandum.

          (13) The Acquisition Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Rugby, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law), and any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Company has delivered to the Initial Purchasers true and correct copies of the Acquisition Agreement and all documents and agreements related thereto, including all amendments, alterations, modifications or waivers thereto and all exhibits and schedules thereto. The Offering Memorandum contains a summary of the transactions contemplated by the Acquisition Agreement, which summary is accurate in all material respects.

          (14) On the Closing Date, the New Credit Agreements will have been duly authorized by the Company, the Canadian Subsidiary and the guarantors thereunder, as applicable, and will have been validly executed and delivered by the Company, the Canadian Subsidiary and the guarantors thereunder, as applicable. When the New Credit Agreements have been duly executed and delivered by the Company, the Canadian Subsidiary and the guarantors thereunder, as applicable, and assuming the due authorization, execution and delivery thereof by the parties thereto (other than the Company, the Canadian Subsidiary and the guarantors thereunder), the New Credit Agreements will be valid and binding agreements of the Company, the Canadian Subsidiary and the guarantors thereunder, as applicable, enforceable against the Company, the Canadian Subsidiary and the guarantors thereunder, as applicable, in accordance with their respective terms except as the enforceability thereof may be limited by
(i) bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law). On the Closing Date, the New Credit Agreements will conform in all material respects to the description of the New Credit Agreements contained in the Offering Memorandum. On or prior to the Closing Date, the Company will make available to the Initial Purchasers true and correct copies of the New Credit Agreements and all documents and agreements related thereto, including all amendments, alterations, modifications or waivers thereto and all exhibits and schedules thereto.

          (15) On the Closing Date, the Capital Contribution will conform in all material respects to the description of the Capital Contribution contained in the Offering Memorandum.

          (16) None of Holdings, the Company, the Guarantors or any of their respective subsidiaries is (i) in violation of its respective charter or by-laws or other organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, the Subsidiary Guarantors and their respective subsidiaries, taken as a whole, to which Holdings, the Company, any Guarantor or any of their respective subsidiaries is a party or by which Holdings, the Company, any Guarantor or any of their respective subsidiaries or their respective property is bound, which default in the case of (ii) would have a Material Adverse Effect.

          (17) The execution and delivery of that certain Amended and Restated Management Advisory and Consulting Services Agreement, dated as of January 24, 1999, among Panolam Industries, Inc., Panolam Industries Ltd. and Genstar Capital, L.L.C. and that certain Engagement Letter between the Company and Genstar Capital, L.L.C., dated as of January 24, 1999 (including the indemnification side letter agreement attached thereto) (collectively, the "GENSTAR AGREEMENTS by the respective parties thereto (other than Genstar
 ------------------
Capital, L.L.C.), and the execution, delivery and performance of this Agreement and the other Operative Documents by the Company, each of the Guarantors and, to the extent a party thereto, the Canadian Subsidiary, compliance by the Company, each of the Guarantors and, to the extent a party thereto, the Canadian Subsidiary with all provisions of the Operative Documents and the consummation of the transactions contemplated by the Operative Documents will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or as have been obtained),
(ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or other organizational documents of Holdings, the Company, any Guarantor or any of their respective subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, the Subsidiary Guarantors and their respective subsidiaries, taken as a whole, to which Holdings, the Company, any Guarantor or any of their respective subsidiaries is a party or by which Holdings, the Company, any Guarantor or any of their respective subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any Guarantor or any of their respective subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Holdings, the Company, any Guarantor or any of their respective subsidiaries is a party or by which Holdings, the Company, any Guarantor or any of their respective subsidiaries or their respective property is bound, other than Liens created or imposed to secure the obligations under the New Credit Agreements, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company, any Guarantor or any of their respective subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

          (18) Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company, any Guarantor or any of their respective subsidiaries is a party or to which any of their respective property is subject, or, to the Company's and each of the Guarantor's knowledge, threatened to which the Company, any Guarantor or any of their respective subsidiaries could be a party or to which any of their respective property could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

          (19) Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, none of the Company, the Guarantors or any of their respective subsidiaries has violated or has received any communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges any violation of any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants "ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security
 ------------------
Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt
                          -----
Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

          (20) Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, or any related constraints on operating activities) which would, singly or in the aggregate, have a Material Adverse Effect.

          (21) Each of the Company, the Guarantors and their respective subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made
                                              -------------
all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company, the Guarantors and their respective subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company, the Guarantors or any of their respective subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

          (22) The accountants, PricewaterhouseCoopers, LLP, that have certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to Panolam and its subsidiaries (other than Pioneer), Domtar Decorative Panels (a division of Domtar, Inc.) and Pioneer, as applicable, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act, except that with respect to Pioneer, the audited statements of income and cash flows for 1995 are for a period that is less than twelve months.

          (23) The historical financial statements, together with the related notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company, the Guarantors and their respective subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (24) The pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Company, the Guarantors and their respective subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial state ments comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act, except that Regulation S-X of the Act does not require presentation in the pro forma financial statements of Adjusted EBITDA (as defined in the Offering Memorandum), EBITDA (as defined in the Offering Memorandum) and financial statements for the last twelve months ended September 30, 1998. The other pro forma financial and statistical information and data included in the Offering Memo randum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

          (25) Subject to the risks and limitations described in the Prelimi nary Offering Memorandum and the Offering Memorandum, the industry, statistical and market-related data included in the Offering Memorandum, to the best knowl edge of the Company and each of the Guarantors, is true and accurate in all material respects and is based on or derived from sources which the Company and the Guarantors believe to be reliable and accurate.

          (26) None of the Company or any of its subsidiaries is and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will be, an "invest ment company," as such term is defined in the Investment Company Act of 1940, as amended.

          (27) Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Notes and Guarantees registered pursuant to any Registration Statement.

          (28) None of the Company, the Guarantors, any of their respective subsidiaries or any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part
207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          (29) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

          (30) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company, the Subsidiary Guarantors and their respective subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company, the Guarantors or any of their respective subsidiaries and (iii) none of the Company, the Guarantors or any of their respective subsidiaries has incurred any material liability or obligation, direct or contingent.

          (31) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

          (32) There is no claim, cause of action, investigation or notice by any person or entity alleging potential liability (including, without limitation, liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties), the Company, any Guarantor or any of their respective subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined) at any location, whether or not owned by the Company, the Guarantors or such subsidiary, as the case may be, or (B) any violation or alleged violation of any Environmental Law, other than as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, or which could not reason-
ably be expected to have a Material Adverse Effect. The term "HAZARDOUS
                                                              ---------
MATERIAL" means (i) any "hazardous substance" as defined by the Comprehensive
--------
Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

          (33) Immediately before and after giving effect to the issuance of the Series A Notes and consummation of the Transactions, the Company and each of the Guarantors, individually and together with its subsidiaries, will be Solvent.
As used herein, "SOLVENT" shall mean, with respect to any person on a particular
                 -------
date, that on such date (i) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent or unliquidated liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay such debts and liabilities as they mature, and (iv) such person is not engaged in a business or transaction, and is not about to engage in a business or a transaction, for which such person's property would constitute an unreasonably small capital. The amount of contingent or unliquidated liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (34) The Company, the Guarantors and their respective subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, the Guarantors and their respective subsidiaries, in each case free and clear of all Liens and defects, except such as are described in the Preliminary Offering Memorandum and the Offering Memorandum and such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company, the Guarantors or their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material

Adverse Effect and except as described in the Preliminary Offering Memorandum and the Offering Memorandum.

          (35) The Company, the Guarantors and each of their respective subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the
  ---------------------
business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and none of the Company, the Guarantors or any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (36) The Company, the Guarantors and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Company, the Guarantors or any of their respective subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

          (37) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company, the Guarantors or any of their respective subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Guarantors or any of their respective subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

          (38) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or, to the knowledge of the Company and each of the Guarantors, threatened against the Company, any Guarantor or any of their respective subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company and each of the Guarantors, threatened against the Company, any Guarantor or any of their respective subsidiaries or (iii) union representation question existing with respect to the employees of the Company, the Guarantors or any of their respective subsidiaries, except in the case of clauses (i), (ii) and (iii) for such actions which, singly or in the aggregate, would not have a Material Adverse Effect. To the best knowledge of the Company and the Guarantors, no collective bargaining organizing activities are taking place with respect to the Company, the Guarantors, or any of their respective subsidiaries.

          (39) The Company, the Guarantors and each of their respective subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (40) All material tax returns required to be filed by the Company, the Guarantors and each of their respective subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company, the Guarantors or any of their respective subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

          (41) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents or the issuance of the Series A Notes, or suspends the sale of the Series A Notes in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company, any Guarantor or any of their respective subsidiaries which would prevent or suspend the issuance or sale of the Series A Notes in any jurisdiction referred to in Section 5(e).

          (42) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchasers as to the matters covered thereby.

          (43) When the Series A Notes and the Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or the Guarantors that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

          (44) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (45) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

          (46) None of the Company, the Guarantors or any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Notes
                             ------------
or the Guarantees.

          (47) All Series A Notes offered and sold in reliance on Regulation S by the Company, the Guarantors and their affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have been and will be offered and sold only in offshore transactions.

          (48) The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (49) The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restriction requirements of Regulation S in connection with the offering of the Series A Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required in Rule 902(h).

          (50) The Series A Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

          (51) No registration under the Act of the Series A Notes or the Guarantees is required for the sale of the Series A Notes and the Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

          (52) The Company has designated each of The Melamine Group, Inc.. and Melamine Decorative Laminates, Inc. (the "Melamine Subsidiaries") as "Unrestricted Subsidiaries" under the Indenture. No Melamine Subsidiary has any material assets or liabilities or conducts any operations.

          Each of the Panolam Parties hereby acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and warranties and hereby consent to such reliance.

          7.   INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES.  Each of the
               --------------------------------------------------
Initial Purchasers, severally and not jointly, represents and warrants to the Company and the Guarantors, and agrees that:

          (1) Such Initial Purchaser is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

          (2) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, (y) if the Initial Purchasers so notify the Company, Accredited Institutions that execute and deliver a letter containing certain representations and agreements, the form of which can be obtained from the Trustee, and (z) in offshore transactions in reliance upon Regulation S under the Act.

          (3) Such Initial Purchaser agrees that no form of general solicita-tion or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (4) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, (B) if the Initial Purchaser so notifies the Company, Accredited Institutions that execute and deliver a letter containing certain representations and agreements, the form of which can be obtained from the Trustee, and (C) Regulation S Purchasers.

          (5) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged and will not engage in any directed selling efforts, during the prohibited period, within the meaning of Regulation S with respect to the Series A Notes or the Guarantees.

          (6) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (7) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (8) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tomb stone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted by, and that include the statements required by, Regulation S.

          (9) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

          "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

          Each of the Initial Purchasers acknowledge that the Company and the Guarantors and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchasers hereby consent to such reliance.

          8.   INDEMNIFICATION.
               ---------------

          (1) Each of the Panolam Parties agrees, jointly and severally, to indemnify and hold harmless each of the Initial Purchasers, their directors, their officers and each person, if any, who controls any such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investi gating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company or any Guarantor to any holder or prospective purchaser of Series A Notes or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information that such Initial Purchaser furnished in writing to any Panolam Party relating to such Initial Pur chaser; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Memorandum (as then amended or supplemented, provided by any Panolam Party to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the

Closing Date) to the person asserting any losses, claims, damages and liabilities and judgements caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Offering Memorandum.

          (2) Each of the Initial Purchasers, severally and not jointly, agrees to indemnify and hold harmless the Panolam Parties, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) each Panolam Party, to the same extent as the foregoing indemnity from the Panolam Parties to the Initial Purchasers but only with reference to information that such Initial Purchaser provides to the Company in writing expressly relating to such Initial Purchaser for use in the Preliminary Offering Memorandum or the Offering Memorandum, and not with respect to the information provided by any other Initial Purchasers.

          (3) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person
 -----------------
against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing
                                                ------------------
and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or
(ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (4) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, dam ages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Panolam Parties, on the one hand, and the Initial Purchasers, severally and not jointly, on the other hand, from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Panolam Parties, on the one hand, and the Initial Purchasers, severally and not jointly, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Panolam Parties, on the one hand, and the Initial Purchasers, severally and not jointly, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by each particular Initial Purchaser bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Panolam Parties, on the one hand, and the Initial Purchasers, severally and not jointly, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Panolam Parties, on the one hand, or such Initial Purchaser, but only with reference to the information that such Initial Purchaser furnished, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Panolam Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

          (5) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          9.   CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS.  The obligations
               ---------------------------------------------
of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

          (1) All the representations and warranties of the Panolam Parties contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (2) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

          (3) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or opera-tions of the Company, the Subsidiary Guarantors and their respective subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company, any Guarantor or any of their respective subsidiaries and (iii) none of the Company, the Guarantors or any of their respective subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

          (4)  The Initial Purchasers shall have received on the Closing Date
(i) a certificate dated the Closing Date, signed by the President (or Chief Executive Officer) and the Chief Financial Officer (or principal financial or accounting officer) of the Company and each of the Guarantors, confirming the matters set forth in Sections 6(dd), 9(a) and 9(b) and stating that the Company and each of the Guarantors has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date; and (ii) a certificate dated the Closing Date, signed by the President (or Chief Executive Officer) and Chief Financial Officer (or principal financial or accounting officer) of the Company and each of the Guarantors, stating that the industry, statistical and market-related data included in the Offering Memorandum has been reviewed by such persons and, to the best knowledge of such persons, subject to the risks and limitations described in the Preliminary Offering Memorandum and the Offering Memorandum, is true and accurate in all material respects and is based on or derived from sources which the Company and the Guarantors believe to be reliable and accurate, which certificate shall be in form and substance satisfactory to counsel for the Initial Purchasers.

          (5) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel for the Initial Purchasers), dated the Closing Date, of Brobeck, Phleger & Harrison, LLP, counsel for the Company and the Guarantors, to the effect that:

                    (1) each of the Company, the Guarantors and their respective subsidiaries, other than the Canadian Subsidiary, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and corporate authority to carry on its business as described in the

               Offering Memorandum and to own, lease and operate its properties as described in the Offering Memorandum;

                    (2) each of the Company and the Guarantors is duly qualified and is in good standing as a foreign corporation authorized to do business as follows: (a) the Company in Connecticut; (b) Panolam in Connecticut; (c) PII Second, Inc. in Connecticut; (d) Panolam Industries, Inc. in Connecticut, Oregon and Georgia; and (e) Pioneer in California, Georgia, Indiana, Maine and Tennessee.

                    (3) all the outstanding shares of capital stock of Holdings, the Company, the Guarantors and their respective subsidiaries, other than the Canadian Subsidiary, have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, other than as described in the Offering Memorandum;

                    (4) the entities listed on Schedule D hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries are owned directly or indirectly by the Company free and clear of any Lien, other than the pledge of such shares to secure the obligations under the New Credit Agreements. All of the outstanding shares of capital stock of the Company are owned directly by PII Second free and clear of any Lien, other than the pledge of such shares to secure the obligations under the New Credit Agreements. All of the outstanding shares of capital stock of PII Second are owned directly by Panolam free and clear of any Lien, other than the pledge of such shares to secure the obligations under the New Credit Agreements. All of the outstanding shares of capital stock of Panolam are owned directly by Holdings free and clear of any Lien, other than the pledge of such shares to secure the obligations under the New Credit Agreements.

                    (5) the issuance and sale of the Series A Notes by the Company have been duly authorized and, when executed and authenticated in accordance with the provisions of the

               Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by (x) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law);

                    (6) the issuance and sale of the Guarantees have been duly authorized by the Guarantors and, when the Series A Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms except as the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law);

                    (7) the Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and, assuming the due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law);

                    (8) this Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

                    (9) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and, assuming the due authorization, execution and delivery by the Initial Purchasers, is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except (A) as the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law) (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations, and (C) such counsel need express no opinion with respect to Section 5 of the Registration Rights Agreement;

                    (10) the Series B Senior Notes have been duly authorized by the Company;

                    (11) the statements under the captions "The Transactions,"
               "Management-Employment Agreements," "-1996 Option Plan," "Certain Transactions," "Description of Certain Indebtedness," "Description of Notes" and "Plan of Distribution" (not including any portion of this section provided by the Initial Purchasers pursuant to Section 6(a)) in the Offering Memorandum, insofar as such statements constitute a summary of the provisions of such documents described therein, fairly summarize the provisions of such documents. The statements under the caption "Certain United States Federal Income Tax Considerations to Non-U.S. Holders," insofar as they purport to describe the provisions of the Federal income tax laws described therein, fairly summarize such laws in all material respects;

                    (12) to the best of such counsel's knowledge after due
               inquiry, (A) none of Holdings, the Company, the Guarantors or any of their respective subsidiaries, other than the Canadian Subsidiary, is in violation of its respective charter or by-laws or other organizational documents and (B) none of Holdings, the Company, the Guarantors or any of their respective subsidiaries, other than the Canadian Subsidiary, is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument identified by Holdings, the Company and the Guarantors to such counsel in a certificate to be attached to such opinion as material to the Company, the Subsidiary Guarantors and their respective subsidiaries, taken as a whole, to which Holdings, the Company, any Guarantor or any of their respective subsidiaries, other than the Canadian Subsidiary, is a party or by which Holdings, the Company, any Guarantor or any of their respective subsidiaries, other than the Canadian Subsidiary, or their respective property is bound (collectively, the "REVIEWED AGREEMENTS"), which default in the
                                   -------------------
               case of (B) would have a Material Adverse Effect;

                    (13) the execution and deliver of the Genstar Agreements by the Company, Panolam Industries, Inc. and the Canadian Subsidiary, as applicable, and the execution, delivery and performance of this Agreement and the other Operative Documents by the Company, each of the Guarantors and, to the extent a party thereto, the Canadian Subsidiary, the compliance by the Company, each of the Guarantors and, to the extent a party thereto, the Canadian Subsidiary, with all provisions of the Operative Documents and the consummation of the transactions contemplated by the Operative Documents will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states, as to which such counsel expresses no opinion, or that have been obtained prior to the Closing Date), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or other organizational documents of Holdings, the Company, any Guarantor or any of their respective subsidiaries, other than the Canadian Subsidiary, or any Reviewed Agreements, (iii) violate or conflict with any applicable law or any rule or regulation (assuming compliance with the securities or Blue Sky laws of the various states and the accuracy of the Initial Purchasers' representations contained in section 7 of this Agreement), or, to such counsel's knowledge, any judgment, order or decree of any court or any governmental body or agency having jurisdiction over Holdings, the Company, any Guarantor, any of their respective subsidiaries, other than the Canadian Subsidiary, or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien (other than Liens to secure the obligations under the New Credit Agreements) under, any Reviewed Agreement, and (v) to the best of such counsel's knowledge, result in the termination, suspension or revocation of any Authorization that is disclosed in the Schedules to the Credit Agreement of the Company, any Guarantor or any of their respective subsidiaries or result in any other impairment of the rights of the holder of any such Authorization. Such counsel need express no opinion, however, as to whether execution, delivery or performance by the Company and the Guarantors of their respective obligations under each of the Operative Documents and the Genstar Agreements in accordance with their terms will constitute a violation of or default under any covenant, restriction or provisions with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company, the Guarantors and their respective subsidiaries;

                    (14) after due inquiry, other than as set forth in the
               Offering Memorandum, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company, any Guarantor or any of their respective subsidiaries, other than the Canadian Subsidiary, is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect;

                    (15) none of the Company or any of its subsidiaries is and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                    (16) to the best of such counsel's knowledge after due inquiry, except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Notes and Guarantees registered pursuant to any Registration Statement;

                    (17) the Indenture is in such form that it may be qualified under the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder, without material modification or modification required to be disclosed. It is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers or in connection with Exempt Resales, in each case, in the manner contemplated by this Agreement and the Offering Memorandum, to qualify the Indenture under the TIA.

                    (18) no registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers or for the Exempt Resales, in each case, in the manner contemplated by this Agreement and the Offering Memorandum, assuming that (i) each Initial Purchaser and each purchaser pursuant to each Exempt Resale is either a QIB, an Accredited Institution or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement, and (iii) the accuracy of the representations of the Company and the Guarantors set forth in Sections 5(h) and 6(tt), (uu), (vv), (ww) and (xx) of this Agreement, it being understood that such counsel need express no opinion as to any subsequent resale of any Series A Note;

          In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, the Guarantors and the Canadian Subsidiary, representatives of the independent accountants of the Company, the Guarantors and the Canadian Subsidiary, and the Initial Purchasers and the Initial Purchasers' counsel, at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel need not pass upon, and shall not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and need make no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Offering Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements and other financial and statistical data included therein or excluded therefrom.

          The opinion of Brobeck, Phleger & Harrison, LLP described in Section 9(e) above shall be rendered to the Initial Purchasers at the request of the Company and the Guarantors and shall so state therein.

          (6) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel for the Initial Purchaser), dated the Closing Date, of Davies, Ward & Beck, local Canadian counsel for the Company and the Guarantors, limited to the rules having the force of law, laws, statutes and regulations of the Province of Ontario and the federal laws of Canada applicable in such provinces (collectively, "Applicable Laws"), substantially to the effect that:

                    (1) the Canadian Subsidiary has been duly incorporated, is validly existing as a corporation under the Business Corporations Act (Ontario) and has the corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

                    (2) all of the outstanding shares of capital stock of the Canadian Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable;

                    (3) to the actual knowledge of those lawyers of such counsel who have been primarily involved in the representation of the Canadian Subsidiary and its affiliates (the "Primary Lawyer Group"), the Canadian Subsidiary (a) is not in violation of its articles of incorporation, as amended, or by-laws or other organizational documents (collectively, the "Canadian Subsidiary Corporate Documents") and (b) is not in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Canadian Subsidiary is a party or by which its property is bound that is disclosed in the Schedules to the Canadian Credit Agreement and that is governed by the Applicable Laws (collectively, the "Canadian Material Agreements"), which default in the case of (ii) would have a Material Adverse Effect;

                    (4) the execution, delivery and performance of this Agreement and the other Operative Documents by the Company, each of the Guarantors and, to the extent a party thereto, the Canadian Subsidiary, the compliance by the Company, each of the Guarantors and, to the extent a party thereto, the Canadian Subsidiary with all provisions of the Operative Documents and the consummation of the transactions contemplated by the Operative Documents will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency under Applicable Laws (except as may be required under the securities laws of the Province of Ontario), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Canadian Subsidiary Corporate Documents or any Canadian Material Agreement, (C) violate or conflict with any Applicable Laws, or, to the actual knowledge of the Primary Lawyer Group, violate or conflict with any judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Canadian Subsidiary or its property,
               (D) result in the imposition or creation of (or the obligation to create or impose) a Lien (other than Liens to secure the obligations under the New Credit Agreements) under any Canadian Material Agreement, or (E) to the actual knowledge of the Primary Lawyer Group, result in the termination, suspension or revocation of any Authorization of the Canadian Subsidiary that is disclosed in the Schedules to the Canadian Credit Agreement, or result in any other impairment of the rights of the holder of any such Authorization; and

                    (5) to the actual knowledge of the Primary Lawyer Group, other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending or threatened to which the Canadian Subsidiary is or could be a party or to which any of its property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

          The opinion of Davies, Ward & Beck described in Section 9(f) above shall be rendered to the Initial Purchasers at the request of the Company and the Guarantors and shall so state therein.

          (7) On the Closing Date, counsel (which shall include local counsel) for the Company shall have delivered to the Initial Purchasers copies of all opinions issued by them in connection with the Acquisition Agreement and the New Credit Agreements and the transactions contemplated thereby, along with executed letters entitling the Initial Purchasers to rely on such opinions as if originally addressed to the Initial Purchasers.

          (8) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

          (9) Skadden, Arps, Slate, Meagher & Flom, LLP shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained, which request shall be made in writing within a reasonable period of time prior to the Closing Date.

          (10) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from PricewaterhouseCoopers, LLP and KPMG Peat Marwick LLP, both independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchaser with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (11) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

          (12) The Company, the Guarantors and the Trustee shall have executed the Indenture and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Guarantors and the Trustee.

          (13) The Company and the Guarantors shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

          (14) On the Closing Date, the Acquisition shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall have received evidence satisfactory to them of the consummation thereof.

          (15) The New Credit Agreements shall have been executed by the parties thereto and, on the Closing Date, the closing under the New Credit Agreements (including, without limitation, the Initial Borrowings) shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum, and the Initial Purchasers shall have had made available to them for review counterparts, conformed as executed, of the New Credit Agreements and any and all other ancillary documents related thereto.

          (16) On the Closing Date, each of the Operative Documents shall have been entered into on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall have received evidence satisfactory to them of the execution thereof and the consummation of the transactions contemplated thereby.

          (17) As of the Closing Date, the Company shall have received the proceeds of the Capital Contribution.

          (18) Neither the Company nor the Guarantors shall have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Guarantors, as the case may be, at or prior to the Closing Date.

          (19) On the Closing Date, as of the effective time of the Acquisition, Pioneer shall have duly authorized and validly executed this Agreement and shall have assumed all of the rights and obligations as a Panolam Party hereunder and a Subsidiary Guarantor party hereto, and the Initial Purchasers shall have received a counterpart to this Agreement executed by Pioneer as a party hereto.

          10.  EFFECTIVENESS OF AGREEMENT AND TERMINATION.  This Agreement
               ------------------------------------------
shall become effective upon the execution and delivery of this Agreement by the parties hereto.

          This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market,
(iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchasers' opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchasers' opinion has a material adverse effect on the financial markets in the United States.

          If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule C bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as the Initial Purchasers may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the
Company.   In any such case which does not result in termination of this
Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

          11.  MISCELLANEOUS.  Notices given pursuant to any provision of this
               -------------
Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to Panolam Industries International, Inc., 20 Progress Drive, Shelton, Connecticut 06484, Attention: President, and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling any Initial Purchaser, the Company, any Guarantor, the officers or directors of the Company or any Guarantor, or any person controlling the Company or any Guarantor, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

          If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company and each Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof.
The Company and each Guarantor also agree, jointly and severally, to reimburse the Initial Purchasers and their officers, directors and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law).

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers as of the date first written above.

Very truly yours,
                    THE COMPANY:

                    PANOLAM INDUSTRIES INTERNATIONAL, INC.


                    By:  _________________________________
                         Name:
                         Title:

                    THE GUARANTORS:

                    PANOLAM GROUP, INC.


                    By:  _________________________________
                         Name:
                         Title:

                    PII SECOND, INC.


                    By:  _________________________________
                         Name:
                         Title:

                    PANOLAM INDUSTRIES, INC.


                    By:  _________________________________
                         Name:
                         Title:

DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON CORPORATION

By:  Donaldson, Lufkin & Jenrette
           Securities Corporation



     By:  ________________________________
          Name:
          Title:

The undersigned hereby agrees to be bound by the foregoing Purchase Agreement and assumes all of the rights and obligations as a Panolam Party and Subsidiary
Guarantor hereunder, as of the effective time of the Acquisition on February   ,
1999.

                              PIONEER PLASTICS CORPORATION


                              By:  _________________________
                                   Name:
                                   Title:

                                  SCHEDULE A

                             SUBSIDIARY GUARANTORS

Panolam Industries, Inc.

Pioneer Plastics Corporation

                                  SCHEDULE B

                               PARENT GUARANTORS

Panolam Group, Inc.

PII Second, Inc.

                                  SCHEDULE C

                              INITIAL PURCHASERS



                                                       Principal Amount
                                                           of Notes
                                                       ----------------

Donaldson, Lufkin & Jenrette Securities Corporation    $ 81,000,000

Credit Suisse First Boston Corporation                 $ 54,000,000
                                                       ----------------

TOTAL                                                  $135,000,000
                                                       ================

                                  SCHEDULE D

                                 SUBSIDIARIES

Panolam Industries, Ltd.

Panolam Industries, Inc.

Pioneer Plastics Corporation

Melamine Decorative Laminates, Inc. (*)

The Melamine Group, Inc. (*)



________________________________

(*) Indicates an immaterial subsidiary that is inactive and has been designated as an Unrestricted Subsidiary.